Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Raymond A. Link	Heidi A. Flannery
VP of Finance & Administration, CFO

Investor Relations Counsel

TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9435	Tel: (503) 203-8808
Fax: (503) 615-8904	Fax: (503) 203-6833
Email: rlink@tqs.com

Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES RESULTS
FOR THE QUARTER ENDED JUNE 30, 2003

Hillsboro, Oregon - July 24, 2003 - TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today reported its financial results for the quarter ended June 30, 2003.

Highlights for the Quarter Ended June 30, 2003:

•                       Booked first orders for a GSM power amplifier module for wireless phones.

•                       Booked first orders for a duplexer for the Korean wireless phone market.

•                       Revenue from SAW filter products for wireless phones increased 6% over the first quarter of 2003.

•                       Completed the sale of the undersea LASER product line to JDS Uniphase for $6.6 million.

•                       Revenue from wireless LAN grew and accounted for 6.5% of second quarter revenue.

•                       Revenue from defense applications remained strong at 16.3% of second quarter revenue and we were awarded three new defense related development contracts.

•                       Completed transfer of the Infineon wafer fabrication process from Munich to the Oregon facility.

•                       Book-to-bill ratio for the quarter declined to .93 to 1 due to reduced demand from Asian markets.

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Summary Financial Results for the Quarter:

•                       The revenue, gross margin and pro-forma EPS are all in line with the Company’s guidance given on June 5, 2003.

•                       Revenue in the quarter was $72.8 million, up 19% compared to the second quarter of 2002 and up 1.6% compared to the first quarter of 2003. The revenue for the quarter ended June 30, 2003, included $8.7 million from the recently acquired optoelectronics business.

•                       Net loss for the quarter based on accounting principles generally accepted in the United States of $59.6 million was equal to a loss of $0.45 per share and included:

•                       $42 million non-cash charge due to conversion of our semiconductor fabrication facility in Richardson, Texas, from a leased asset to an owned asset.

•                       $2.6 million of severance related costs.

•                       $8.7 million of losses from the recently acquired optoelectronics business.

Excluding the $42 million non-cash lease termination charge and the $2.6 million in severance costs, TriQuint had a pro-forma net loss of $15 million, equal to a pro-forma loss of $0.11 per share. Please see the attached supplemental pro-forma disclosures for a reconciliation of GAAP results to pro-forma results.

•                       Gross margin was 25.7%.

•                       Cash, short-term investments, and long-term marketable securities total $401.3 million at June 30, 2003. All of these investments are high quality corporate and government securities such as commercial paper, money market funds, notes and short-term bonds.

Commenting on the results for the quarter ended June 30, 2003, Ralph Quinsey, President and CEO, stated, “While we are disappointed to post a loss for the quarter, it was in line with our previous guidance. We are encouraged by our activity in wireless handsets, the WLAN market and the modest rebound in our optoelectronics business. The quick acceptance and design-in of our recently announced new products, including our family of GSM power amplifier modules, our industry leading 3.8mm cellular duplexer and our growth in 802.11 wireless local area networks (WLAN) validates our wireless strategy of supplying the market with RF products and solutions that improve the performance and lower the cost of our customers’ applications. Additionally, we believe our first sequential growth quarter in optoelectronics marks the turning point in our investment for this market. Our focus continues to be the rapid introduction of new products in all of our markets leveraging our core competence across a diversity of opportunities.”

Outlook for the Third Quarter and the balance of 2003:

TriQuint is forecasting revenue for the quarter ending September 30, 2003, to be similar to the revenue for the quarter ended June 30, 2003, with a projected range of $70 million to $74 million. The gross margin for the third quarter of 2003 is also expected to be similar to the second quarter with a range of 24% to 27%. Operating expenses are expected to decrease due to some of the cost initiatives recently put in place and are projected to be between $28 million and $30 million for the third quarter. TriQuint expects to post a loss per share of between $0.08 and $0.11 for the third quarter.

Revenue and gross margins are expected to improve slightly in the fourth quarter of 2003 and operating expenses are projected to further decline, reducing the projected loss per share to between $0.05 and $0.08.

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A summary table of financial guidance for 2003 is available on the “Investors” section of TriQuint’s web site.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 PM PDT to discuss the results for the quarter as well as future expectations of the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.tqs.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 543896#.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communications applications. The Company focuses on the specialized expertise, materials and know-how for RF/IF and optical applications.  The Company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave equipment, and aerospace and defense. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, silicon germanium, and surface acoustic wave (SAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, Pennsylvania and Florida, production plants in Costa Rica and Mexico, and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are certified to the ISO9001 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at (503) 615-9000 (fax (503) 615-8900).  Visit the TriQuint web site at http://www.tqs.com.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s anticipated revenue, operating results and projected earnings per share involve risks and uncertainties. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to its respective markets, the demand for its components for applications such as optical networks and wireless communications, the demand for products utilizing SAW technology, and the utilization and performance of its manufacturing facilities. TriQuint cannot provide any assurance that future results will meet expectations.  Results could differ materially based on various factors, including TriQuint’s performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,”  “expects,” “hopeful,” “intends,” “plans,”  “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements.  A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. We do not assume the obligation to update any forward-looking statements.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Quarters Ended			Six Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Revenues	$72,815	$71,655	$61,232	$144,470	$123,583
Cost of sales	54,090	55,732	38,916	109,822	80,210
Gross profit	18,725	15,923	22,316	34,648	43,373
Operating expenses:
Research, development and engineering	17,702	17,360	12,201	35,062	25,441
Selling, general and administrative	14,404	13,011	10,671	27,415	21,358
In-process research and development	—	500	—	500	—
Severance costs	2,643	150	—	2,793	—
Lease termination costs	41,962	—	—	41,962	—
Total operating expenses	76,711	31,021	22,872	107,732	46,799
Loss from operations	(57,986)	(15,098)	(556)	(73,084)	(3,426)

Interest income (expense) and other	(1,527)	(1,297)	4,830	(2,824)	4,964
Impairment of equity investments	—	—	(3,250)	—	(3,250)
Gain on retirement of debt	—	—	2,298	—	2,298
Other income (expense, net)	(1,527)	(1,297)	3,878	(2,824)	4,012
Income (loss) before income tax	(59,513)	(16,395)	3,322	(75,908)	586
Income tax expense	47	120	899	167	351
Net income (loss)	$(59,560)	$(16,515)	$2,423	$(76,075)	$235

Per share data:
Per share net income (loss) -basic	$(0.45)	$(0.12)	$0.02	$(0.57)	$0.00

Weighted-average common shares	133,554,233	133,187,766	131,656,161	133,374,070	131,470,021

Per share net income (loss) -diluted	$(0.45)	$(0.12)	$0.02	$(0.57)	$0.00
Weighted-average common and common equivalent shares	133,554,233	133,187,766	134,843,992	133,374,070	134,891,614

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	March 31, 2003	December 31, 2002
	(Unaudited)	(Unaudited)	(Audited)
Assets
Current assets:
Cash, cash equivalents and investments	$321,019	$318,606	$335,913
Accounts receivable, net	40,576	37,497	34,977
Inventories, net	58,048	54,967	36,283
Other current assets	33,693	19,132	9,621
Total current assets	453,336	430,202	416,794

Long-term investments in marketable securities	80,268	98,884	131,127
Property, plant, equipment and other, net	266,774	332,367	292,745
Total assets	$800,378	$861,453	$840,666

Liabilities and Stockholders’ Equity
Current liabilities:
Current installment of long-term debt	$—	$220	$341
Accounts payable and accrued expenses	71,358	75,905	39,348
Total current liabilities	71,358	76,125	39,689

Deferred tax liabilities	6,572	6,572	6,550
Long-term liabilities, less current installments	269,574	269,793	268,755
Total liabilities	347,504	352,490	314,994
Stockholders’ equity	452,874	508,963	525,672
Total liabilities and stockholders’ equity	$800,378	$861,453	$840,666

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarters Ended			Six Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	74.3%	77.8%	63.6%	76.0%	64.9%
Gross profit	25.7%	22.2%	36.4%	24.0%	35.1%
Operating expenses:
Research, development and engineering	24.3%	24.2%	19.9%	24.3%	20.6%
Selling, general and administrative	19.8%	18.2%	17.4%	19.1%	17.3%
In-process research and development	0.0%	0.7%	0.0%	0.3%	0.0%
Severance costs	3.6%	0.2%	0.0%	1.9%	0.0%
Lease termination costs	57.6%	0.0%	0.0%	29.0%	0.0%
Total operating expenses	105.3%	43.3%	37.3%	74.6%	37.9%
Loss from operations	-79.6%	-21.1%	-0.9%	-50.6%	-2.8%

Interest income (expense) and other	-2.1%	-1.8%	7.8%	-2.0%	4.0%
Impairment of equity investments	0.0%	0.0%	-5.3%	0.0%	-2.6%
Gain on retirement of debt	0.0%	0.0%	3.8%	0.0%	1.9%
Other income (expense), net	-2.1%	-1.8%	6.3%	-2.0%	3.3%
Income (loss) before income tax	-81.7%	-22.9%	5.4%	-52.6%	0.5%
Income tax expense	0.1%	0.2%	1.4%	0.1%	0.3%
Net income (loss)	-81.8%	-23.1%	4.0%	-52.7%	0.2%

SUPPLEMENTAL PRO FORMA DISCLOSURES*

Reconciliation of GAAP to Pro Forma Earnings Statement

(Unaudited)

(In thousands, expect per share amounts)

	Quarters Ended			Six Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Net income (loss) as reported, (GAAP)	$(59,560)	$(16,515)	$2,423	$(76,075)	$235
Adjustments to net income (loss):
plus in-process research and development	—	500	—	500	—
plus severance costs	2,643	150	—	2,793	—
plus lease termination costs	41,962	—	—	41,962	—
plus impairment of investments	—	—	3,250	—	3,250
less gain on foreign currency hedging	—	—	(4,570)	—	(4,570)
less gain on retirement of debt	—	—	(2,298)	—	(2,298)
Subtotal adjustments	44,605	650	(3,618)	45,255	(3,618)
Tax benefit on adjustments computed at the effective tax rate for the period	—	—	(977)	—	(2,171)
Pro forma net loss	$(14,955)	$(15,865)	$(218)	$(30,820)	$(1,212)

Pro forma EPS
Basic and diluted	$(0.11)	$(0.12)	$(0.00)	$(0.23)	$(0.01)

EPS as reported based on GAAP
Basic	$(0.45)	$(0.12)	$0.02	$(0.57)	$0.00
Diluted	$(0.45)	$(0.12)	$0.02	$(0.57)	$0.00

* To supplement our consolidated financial statements presented in accordance with GAAP, TriQuint uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from our GAAP results to exclude certain non-cash charges, severance costs and gains.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide investors and management with an alternative method for assessing TriQuint’s operating results in a manner that is focused on the performance of TriQuint’s ongoing operations and to provide a more consistent basis for comparison between quarters.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.